UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 3, 2007

ACRONGENOMICS INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-49833

(Commission File Number)

52-2219285

(IRS Employer Identification No.)

14, Rue Kleberg, CH-1201 Geneva, Switzerland

(Address of principal executive offices and Zip Code)

41 22 71 65 300

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 3, 2007, we entered into an employment agreement with Dr. Dimitris Goundis, wherein Dr. Goundis has agreed to serve as our chief executive officer for a three year period. Upon entering into the agreement, we will issue to Dr. Goundis 750,000 shares of our common stock. In addition, Dr. Goundis shall receive additional shares of our common stock upon certain service milestones.

Item 3.02	Unregistered Sales of Equity Securities

On September 3, 2007, we issued 750,000 shares of our common stock in accordance with an employment agreement with Dr. Dimitris Goundis.

We issued all of the common shares to a non U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits
10.1	Employment Agreement dated September 3, 2007 between our company and Dr. Dimitris Goundis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACRONGENOMICS INC.

/s/ Platon Tzouvalis

Platon Tzouvalis, President

Date: September 28, 2007